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                                                                    EXHIBIT 21.1

                 Boston Scientific Corporation and Subsidiaries
                              Dated March 21, 2003

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
NAME OF COMPANY                                                      JURISDICTION OR INCORPORATION
---------------                                                      -----------------------------
AMS Medinvent S.A.                                                   Switzerland
BEI Medical Systems, Inc..                                           Delaware
BSC Capital, Inc.                                                    Minnesota
BSC Capital S.a r.l.                                                 Luxembourg
BSC Finance Corp.                                                    Indiana
BSC Finance Trust                                                    Massachusetts
BSC International Corporation                                        Delaware
BSC International Holding Limited                                    Ireland
BSC International Medical Trading (Shanghai) Co., Ltd.               People's Republic of China
BSC Medical (Shanghai) Consulting Co., Ltd.                          People's Republic of China
BSC Securities Corporation                                           Massachusetts
BSM Tip Gerecleri Limited Sirketi                                    Turkey
Boston Scientific (2001) Ltd.                                        Israel
Boston Scientific (Malaysia) Sdn. Bhd.                               Malaysia
Boston Scientific (South Africa) (Proprietary) Limited               South Africa
Boston Scientific (Thailand) Ltd.                                    Thailand
Boston Scientific (Zurich) GmbH                                      Switzerland
Boston Scientific AG                                                 Switzerland
Boston Scientific Argentina S.A.                                     Argentina
Boston Scientific Asia Pacific Pte. Ltd.                             Singapore
Boston Scientific B.V.                                               The Netherlands
Boston Scientific Benelux B.V.                                       The Netherlands
Boston Scientific Benelux SA                                         Belgium
Boston Scientific Ceska Repulika, s.r.o.                             Czech Republic
Boston Scientific Colombia Limitada                                  Colombia
Boston Scientific Cork Limited                                       Ireland
Boston Scientific Corporation Northwest Technology                   Washington
Center, Inc.
Boston Scientific Distribution Company                               Ireland
Boston Scientific Distribution Ireland Limited                       Ireland
Boston Scientific Eastern Europe B.V.                                The Netherlands
Boston Scientific Europe S.P.R.L.                                    Belgium
Boston Scientific Far East B.V.                                      The Netherlands
Boston Scientific Foundation, Inc.                                   Massachusetts
Boston Scientific Funding Corporation                                Delaware
Boston Scientific Ges.m.b.H.                                         Austria
Boston Scientific Hellas S.A. - Minimally Invasive                   Greece
Medical Instruments
Boston Scientific Holland B.V.                                       The Netherlands
Boston Scientific Hong Kong Limited                                  Hong Kong
Boston Scientific Hungary Trading Limited Liability                  Hungary
Company
Boston Scientific Iberica, S.A.                                      Spain
Boston Scientific International B.V.                                 The Netherlands
Boston Scientific International Distribution Limited                 Ireland
Boston Scientific International Finance Limited                      Ireland
Boston Scientific International Holding B.V.                         The Netherlands
Boston Scientific International S.A.                                 France
Boston Scientific Ireland Limited                                    Ireland
Boston Scientific Israel Limited                                     Israel
Boston Scientific Japan K.K.                                         Japan
Boston Scientific Korea Co., Ltd.                                    Korea
Boston Scientific Latin America B.V.                                 The Netherlands
Boston Scientific Latin America B.V. (Chile) Limitada                Chile
Boston Scientific Limited                                            England
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
Boston Scientific Limited                                            Ireland
Boston Scientific Ltd.                                               Canada
Boston Scientific Medizintechnik GmbH                                Germany
Boston Scientific New Zealand Limited                                New Zealand
Boston Scientific Nordic AB                                          Sweden
Boston Scientific Puerto Rico, Inc.                                  Puerto Rico
Boston Scientific Philippines, Inc.                                  Philippines
Boston Scientific Polska Sp. z.o.o.                                  Poland
Boston Scientific Pty. Ltd.                                          Australia
Boston Scientific S.A.                                               France
Boston Scientific S.p.A.                                             Italy
Boston Scientific S.a r.l.                                           Luxembourg
Boston Scientific Scimed, Inc.                                       Minnesota
Boston Scientific Switzerland S.a.r.l. en liquidation                Switzerland
Boston Scientific TIP Gerecleri Limited Sirketi                      Turkey
Boston Scientific Tullamore Limited                                  Ireland
Boston Scientific Uruguay S.A.                                       Uruguay
Boston Scientific de Mexico, S.A. de C.V.                            Mexico
Boston Scientific de Venezuela, C.A.                                 Venezuela
Boston Scientific do Brasil Ltda.                                    Brazil
Cardiac Pathways GmbH                                                Germany
Cardiac Pathways Corporation                                         Delaware
Cardiologic Gesellschaft fur Medizintechnologien mbH                 Germany
Catheter Innovations, Inc.                                           Delaware
CathNet-Science A/S                                                  Denmark
CathNet Science Holding A/S                                          Denmark
Cathnet Science France                                               France
Corvita Canada, Inc.                                                 Canada
Corvita Corporation                                                  Florida
Corvita Europe S.A.                                                  Belgium
Embolic Protection Incorporated                                      Delaware
Enteric Medical Technologies, Inc.                                   Delaware
EP Technologies, Inc.                                                Delaware
Forwich Limited                                                      Ireland
InFlow Dynamics, Inc.                                                Delaware
InFlow Dynamics AG                                                   Germany
InterVentional Technologies Europe Limited                           Ireland
Interventional Technologies, Inc.                                    California
Interventional Therapeutics Corporation                              California
Interventional Therapeutics Int'l                                    California
Meadox Medicals, Inc.                                                New Jersey
Nilo Holding SA                                                      Switzerland
Norse Ventures B.V.                                                  The Netherlands
PVS Acquisition Corp.                                                Delaware
Quanam Medical Corporation                                           California
RadioTherapeutics Corporation                                        California
SCHNEIDER/NAMIC                                                      Delaware
Schneider (Europe) GmbH                                              Switzerland
Schneider Belgium N.V.                                               Belgium
Schneider Puerto Rico                                                Delaware
Scimed Life Systems, Inc.                                            Minnesota
Smart Therapeutics Inc.                                              Delaware
Symbiosis Corporation                                                Florida
Target Therapeutics, Inc.                                            Delaware
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